Exhibit 3.4       Bylaws of Annapolis National Bank

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                                     BYLAWS
                                       OF
                            ANNAPOLIS NATIONAL BANK

                                   ARTICLE I
                                   ---------

                            Meetings of Shareholders

     Section 1.1. Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the association (2083 West Street, Annapolis, Maryland 21401) county of Anne Arundel, state of Maryland or such other places as the Board of Directors may designate, at 2:00 o'clock p.m., on the third Wednesday of April of each year, of if that date falls on a legal holiday in the State in which the association is located, on the next following banking day. Notice of the meeting shall be mailed, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the association. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the Board of Directors, or, if


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the directors fail to fix the date, by shareholders  representing  two-thirds of the shares.

     Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors in accordance with the Articles of Association.

     Unless otherwise required by the Articles of Association, if an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the association becomes aware of an intervening event materially affecting any matter to be voted on more than 30 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

     Section 1.3. Nominations of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in


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writing and be delivered or mailed to the  president of the  association  and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

          (1)  The name and address of each proposed nominee.

          (2)  The principal occupation of each proposed nominee.

          (3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

          (4)  The name and residence address of the notifying shareholder.

          (5) The number of shares of capital stock of the association owned by the notifying shareholder.

     Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.


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                                     - 4 -

     Section 1.4. Judges of Election. Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders of the association or of its holding company by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the cashier a certified report signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

     Section 1.5. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

     Section 1.6. Quorum. A majority of the outstanding stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided


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by law, or by the  shareholders  or directors  pursuant to Section 8.2, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association, or by the shareholders or directors pursuant to Section 8.2.

                                   ARTICLE II
                                   ----------

                                    DIRECTORS

     Section 2.1. Board of Directors. The Board of Directors shall have the power to manage and administer the business and affairs of the association.
Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the Board.

     Section 2.2. Number. The Board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof.

     Section 2.3. Organization Meeting. The secretary, upon receiving the certificate of the judges of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office


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                                     - 6 -

of the association to organize the new Board and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

                             AMENDMENT TO BY-LAWS
                           EFFECTIVE: APRIL 21, 1993

RESOLVED: That Section 2.4 of Article III of the By-Laws is hereby deleted in its entirety and the following inserted in its place:

                   "Section  2.4 REGULAR  MEETINGS.  The regular
              meetings of the Board of Directors shall be held, without notice, on the third Wednesday of January, April, July and October of each year at the main office of the Bank or on such other date as the Board of Directors shall, by resolution, direct. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day thereafter, unless the Board shall designate by resolution another day for such meeting."

     Section 2.5. Special Meetings. Special meetings of the Board of Directors may be called by the President of the association, or at the request of three
(3) or more directors. Each member of the Board of Directors shall be given notice stating the time and place by telegram, letter, or in person, of each special meeting.

     Special 2.6. Telephonic Meetings, Action by Unanimous Consent in Writing. Unless otherwise restricted by the Articles of Association or these Bylaws, members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors, or any


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                                     - 7 -

committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee. For purposes of this section, written consent may be transmitted by facsimile signature and later confirmed by original signature.

     Section 2.7. Quorum. A majority of the directors presently serving on the Board shall constitute a quorum at any meeting of the Board, except when otherwise provided by law, or the bylaws, provided that a quorum may not be reduced to below one-third of the number of director positions as fixed by the shareholders in any year, but a lesser number may adjourn any meeting from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with these Bylaws.


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     If a quorum is present,  the Board of Directors may take action through the vote of a majority of the directors who are in attendance.

     Section 2.8. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the Board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with these Bylaws. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates.

     A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.


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                                      - 9 -

                                  ARTICLE III
                                  -----------

                            Committees of the Board

                              AMENDMENT TO BY-LAWS

                            EFFECTIVE APRIL 21, 1993

RESOLVED: That the first two paragraphs of Article III of the By-Laws are hereby deleted in their entirety and the following inserted in their place:

                   "The  Board of  Directors  shall at its first
              meeting of each year, appoint an Executive Committee consisting of no less than five (5) members; a Compensation Committee consisting of no less than three (3) members; and an Audit Committee consisting of no less than three (3) members, none of whom may be officers of the Bank. The President/Chief Executive Officer will be a standing member of the Executive Committee. The Board shall have the authority to appoint, from time to time, in its discretion, such other Committees as in its judgment, may be required for the efficient transaction of the Bank's business, or as may be required by law."


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                                     - 10 -

                              AMENDMENT TO BY-LAWS

                            EFFECTIVE APRIL 21, 1993

RESOLVED: That Section 3.1 of Article III of the By-Laws shall be deleted in its entirety and the following inserted in its place:

                   "Section  3.1.   EXECUTIVE   COMMITTEE.   The
              Executive Committee shall be comprised of no less than five (5) members and shall meet weekly or as needed, but in no event less than every other week. The Executive Committee shall serve in an advisory capacity to the Bank's Chief Executive Officer, and be responsible, in consultation with management, for the development of the Bank's long-range strategic plan and performance standards. The Executive Committee shall be responsible for the general supervision of the affairs of the Bank, but the Executive Committee shall not countermand any action taken by the Board when meeting as a whole.

                   The Executive  Committee shall be responsible
              for marketing and asset, liability, liquidity and capital management issues. The Executive Committee shall also undertake such other additional activities with regard to these matters as they deem appropriate, or which may otherwise be specifically delegated or assigned to such Committee by the Board of Directors.

                   The Executive Committee shall keep minutes of
              its   proceedings,   and   submit   the  same  for
              ratification at each regular meeting of the Board of Directors."


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                                     - 11 -

                             AMENDMENT TO BY-LAWS

                           EFFECTIVE APRIL 21, 1993

RESOLVED: That Section 3.2 of Article III of the By-Laws shall be deleted in its entirety and the following inserted in its place:

                   "Section  3.2.  AUDIT  COMMITTEE.  The  Audit
              Committee shall be comprised of not less than three (3) members of the Board, exclusive of any active officers. The duties of the Audit Committee shall be to examine the affairs of the Bank at least one time during each calendar year and within 15 months of the last examination or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall describe the condition the Bank is in and whether adequate internal controls and procedures are being maintained and shall recommend to the Board such changes in the manner of conducting the affairs of the Bank as shall be deemed advisable by such Committee. The Audit Committee shall also be responsible for determining whether the Bank is in compliance with all applicable rules and regulations and shall evaluate the condition and management of the Bank's loan portfolio. No director who has outstanding loans or other extensions of credit from the Bank that has been identified as classified by the Bank or by the Comptroller to Currency may, during the period during which such loan or extension of credit is classified, serve as a member of the Audit Committee."

     Section 3.3. Other Committees. The Board of Directors may appoint, from time to time, from its own members, committees of one or more persons, for such purposes and with such powers as the Board may determine.

     However a Committee may not:

     (1)  Authorize distributions of assets or dividends.

     (2)  Approve action required to be approved by shareholders.

     (3)  Fill vacancies on the Board of Directors or any of its committees.

     (4)  Amend Articles of Association.


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                                     - 12 -

     (5)  Adopt, amend or repeal Bylaws.

     (6) Authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

                                   ARTICLE IV
                                   ----------

                             Officers and Employees

     Section 4.1. Chairperson of the Board. The Board of Directors shall appoint one of its members to be the chairperson of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board of Directors. The chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board, shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

     Section 4.2. President. The Board of Directors shall appoint one of its members to be the president of the association. In the absence of the chairperson, the president shall preside at any meeting of the Board. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of the president, or imposed by these Bylaws. The president shall also have and may



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                                     - 13 -

exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

     Section 4.3. Vice President. The Board of Directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the Board of Directors. One vice president shall be designated by the Board of Directors, in the absence of the president, to perform all the duties of the president.

     Section 4.4. Secretary. The Board of Directors shall appoint a secretary, cashier, or other designated officer who shall be secretary of the Board and of the association, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these Bylaws; shall be custodian of the corporate seal, records, documents and papers of the association; shall provide for the keeping of proper records of all transactions of the association, shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of cashier, or imposed by these Bylaws, and shall also perform such other duties as may be assigned from time to time by the Board of Directors.

     Section 4.5. Other Officers. The Board of Directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from


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                                     - 14 -

time to time may appear to the Board of Directors to be required or desirable to transact the business of the association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the chairperson of the Board, or the president. The Board of Directors may authorize an officer to appoint one or more officers of assistant officers.

     Section 4.6. Tenure of Office. The president and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed, and any vacancy occurring in the office of the president shall be filled promptly by the Board of Directors.

     Section 4.7. Resignation. An officer may resign at any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

                                   ARTICLE V
                                   ---------

                          Stock and Stock Certificates

     Section 5.1. Transfers. Shares of stock shall be transferable on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer


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                                     - 15 -

shall in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the association with respect to stock transfers, voting at shareholder meetings, and related matters and to protect it against fraudulent transfers.

     Section 5.2. Stock Certificates. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an authorized officer, and the seal of the association shall be engraved thereon. Each certificate shall recite on its fact that the stock represented thereby is transferable only upon the books of the association properly endorsed.

     The Board of Directors may adopt or utilize procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

     The association may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the association as the shareholder. The procedure may set forth:

     (1)  The types of nominees to which it applies.


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                                     - 16 -

     (2) The rights and privileges that the association recognizes in a beneficial owner.

     (3)  How  the  nominee  may  request  the   association  to  recognize  the
          beneficial owner as the shareholder.

     (4)  The information that must be provided when the procedure is selected.

     (5) The period over which the association will continue to recognize the beneficial owner as the shareholder.

     (6)  Other aspects of the rights and duties created.

                                   ARTICLE VI
                                   ----------

                                 Corporate Seal

     The president, the cashier, the secretary or any assistant cashier or assistant secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:


                             (     Impression     )
                             (         of         )
                             (        Seal        )


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                                     - 17 -

                                  ARTICLE VII
                                  -----------

                            Miscellaneous Provisions

     Section 7.1. Fiscal Year. The fiscal year of the association shall be the calendar year.

     Section 7.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by the chairperson of the Board, or the president. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted on behalf of the association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this section 7.2 are supplementary to any other provision of these Bylaws.

     Section 7.3. Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded, in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier or other officer appointed to act as secretary of the meeting.


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                                     - 18 -

                                  ARTICLE VIII
                                  ------------

                                     Bylaws

     Section 8.1. Inspection. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the association, and shall be open for inspection to all shareholders during banking hours.

     Section 8.2. Amendment. The Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the total number of the directors except as provided below. The association's shareholders may amend or repeal the Bylaws even though the Bylaws also may be amended or repealed by its Board of Directors.

                                   ARTICLE IX
                                   ----------

                             Roberts Rules of Order

     In the event a matter pertaining to corporate governance of the association is not otherwise covered by the Articles of Association or these Bylaws, Roberts Rules of Order shall determine the appropriate procedure.